Exhibit 99.1
The Duckhorn Portfolio Announces Fiscal
Second Quarter 2024 Financial Results
Net Sales of $103.0 million, approximately flat year over year
Net Income of $15.9 million, up approximately 6% year over year
Adjusted EBITDA of $42.7 million, up approximately 10% year over year
Updates Fiscal Year 2024 Guidance
ST. HELENA, CA, March 7, 2024 – (BUSINESS WIRE) – The Duckhorn Portfolio, Inc. (NYSE: NAPA) (the “Company”) today reported its financial results for the three months ended January 31, 2024.
Second Quarter 2024 Highlights
▪Net sales were $103.0 million, a decrease of $0.4 million, or 0.4%, versus the prior year period.
▪Gross profit was $58.3 million, an increase of $3.1 million, or 5.7%, versus the prior year period. Gross profit margin was 56.6%, up 330 basis points versus the prior year period.
▪Net income was $15.9 million, or $0.14 per diluted share, versus $14.9 million, or $0.13 per diluted share, in the prior year period. Adjusted net income was $20.7 million, or $0.18 per diluted share, versus $21.1 million, or $0.18 per diluted share, in the prior year period.
▪Adjusted EBITDA was $42.7 million, an increase of $3.9 million, or 10.1%, and adjusted EBITDA margin improved 400 basis points versus the prior year period.
▪Cash was $13.1 million as of January 31, 2024. The Company’s leverage ratio was 1.9x net debt (net of debt issuance costs) to trailing twelve months adjusted EBITDA.
Deirdre Mahlan, Interim President, Chief Executive Officer and Chairperson, commented, “We delivered strong profitability in the second quarter and continued to take share amidst broader industry headwinds. Importantly, we grew adjusted EBITDA by approximately 10% to $42.7 million representing a 41.5% adjusted EBITDA margin, a 400-basis point improvement over the prior year period, driven by robust gross margins and strong operating cost management.”
Ms. Mahlan continued, “The Duckhorn Portfolio continues to outpace both total wine and luxury wine markets, as consumers routinely choose our products over the competition.”
Jennifer Fall Jung, Chief Financial Officer, said, “We delivered second quarter profitability well above expectations as we managed through a softer demand environment. We are updating our full-year fiscal 2024 guidance to reflect our second quarter results and more caution with regard to the second half. Our new guidance implies a second half growth rate of low-to-mid single digit net sales growth. As a leading luxury wine company, we remain confident in our ability to continue to take share and deliver sustained, profitable, long-term growth.”

Second Quarter 2024 Results

	Three months ended January 31,		Six months ended January 31,
	2024	2023	2024	2023
Net sales (decline) growth	(0.4)%	4.8%	(2.9)%	4.3%
Volume contribution	(2.7)%	(0.4)%	(3.1)%	4.5%
Price / mix contribution	2.3%	5.2%	0.2%	(0.2)%

	Three months ended January 31,		Six months ended January 31,
	2024	2023	2024	2023
Wholesale – Distributors	62.1%	61.3%	69.6%	69.0%
Wholesale – California direct to trade	18.9	19.1	17.2	17.4
DTC	19.0	19.6	13.2	13.6
Net sales	100.0%	100.0%	100.0%	100.0%

Net sales were $103.0 million, a decrease of $0.4 million, or 0.4%, versus $103.5 million in the prior year period. The decline in net sales was driven by lower shipment volumes, largely offset by improvements in price / mix of 2.3% driven by lower trade spend.
Gross profit was $58.3 million, an increase of $3.1 million, or 5.7%, versus the prior year period. Gross profit margin was 56.6%, improving 330 basis points versus the prior year period as a result of cost of sales improvement and lower trade spend.
Total selling, general and administrative expenses were $29.2 million, a decrease of $0.3 million, or 1.1%, versus $29.6 million in the prior year period. The decrease was primarily attributed to lower transaction costs related to our pending acquisition of Sonoma-Cutrer Vineyards, Inc., partially offset by higher depreciation expense related to the asset acquisition of the Geyserville winery in Fiscal 2023.
Net income was $15.9 million, or $0.14 per diluted share, versus $14.9 million, or $0.13 per diluted share, in the prior year period. Adjusted net income was $20.7 million, or $0.18 per diluted share, versus $21.1 million, or $0.18 per diluted share, in the prior year period. The decrease in adjusted net income was primarily driven by a modest decrease in sales and increase in interest expense, mostly offset by favorable gross profit.
Adjusted EBITDA was $42.7 million, an increase of $3.9 million, or 10.1%, versus $38.8 million in the prior year period. This increase was driven primarily by an improvement in gross margin and strong operating expense management, partially offset by a slight decrease in net sales. Adjusted EBITDA margin improved 400 basis points versus the prior year period.

Fiscal Year 2024 Guidance
The Company is updating guidance to the ranges below for Fiscal Year 2024 (excluding any impact from the pending acquisition of Sonoma-Cutrer Vineyards):

(amounts in millions, except per share data and percentages)	Fiscal year ended July 31, 2024
Net sales	$395	-	$411
Adjusted EBITDA	$145	-	$150
Adjusted EPS	$0.63	-	$0.65
Diluted share count	115	-	116
Effective tax rate	25%	-	28%
Conference Call and Webcast
The Company will host a conference call to discuss these results at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time.) Investors interested in participating in the live call can dial 833-470-1428 from the U.S. and 404-975-4839 internationally, and enter confirmation code 916175. A telephone replay will be available approximately two hours after the call concludes through Thursday, March 21, 2024, by dialing 866-813-9403 or 929-458-6194, and entering confirmation code 518053.
There will also be a simultaneous, live webcast available on the Company’s investor relations website at https://ir.duckhorn.com/events-and-presentations. The webcast will be archived for 30 days.
About The Duckhorn Portfolio, Inc.
The Duckhorn Portfolio is North America’s premier luxury wine company, with ten winery brands, nine state-of-the-art winemaking facilities, seven tasting rooms and over 1,100 coveted acres of vineyards spanning 32 Estate properties. Established in 1976, when vintners Dan and Margaret Duckhorn founded Napa Valley’s Duckhorn Vineyards, today, our portfolio features some of North America’s most revered wineries, including Duckhorn Vineyards, Decoy, Paraduxx, Goldeneye, Migration, Canvasback, Calera, Kosta Browne, Greenwing and Postmark. Sourcing grapes from our own Estate properties and fine growers in Napa Valley, Sonoma County, Anderson Valley, California’s North and Central Coasts, Oregon, Washington State and Burgundy, we offer a curated and comprehensive portfolio of acclaimed luxury wines with price points ranging from $20 to $230 across more than 15 varieties and 39 appellations. Our wines are available throughout the United States, on five continents, and in more than 50 countries around the world. To learn more, visit us at: https://www.duckhornportfolio.com/. Investors can access information on our investor relations website at: https://ir.duckhorn.com.
Use of Non-GAAP Financial Information
In addition to the Company’s results, which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: adjusted gross profit, adjusted EBITDA, adjusted net income and adjusted EPS. Certain of these non-GAAP measures exclude depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses, inventory write-downs, changes in the fair value of derivatives, and certain other items, net of the tax effects of all such adjustments, which are not related to the Company’s core operating performance. The Company believes that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. The Company’s management team uses these non-GAAP financial measures to evaluate business performance in comparison to budgets, forecasts and prior period financial results. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Readers are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Forward-Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. For example, all statements The Duckhorn Portfolio makes relating to its estimated and projected financial results or its plans and objectives for future operations, growth initiatives or strategies are forward-looking statements. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to manage the growth of its business; the Company’s reliance on its brand name, reputation and product quality; the effectiveness of the Company’s marketing and advertising programs, including the consumer reception of the launch and expansion of our product offerings; general competitive conditions, including actions the Company’s competitors may take to grow their businesses; overall decline in the health of the economy and the impact of inflation on consumer discretionary spending and consumer demand for wine; the occurrence of severe weather events (including fires, floods and earthquakes), catastrophic health events, natural or man-made disasters, social and political conditions, war or civil unrest; risks associated with disruptions in the Company’s supply chain for grapes and raw and processed materials, including corks, glass bottles, barrels, winemaking additives and agents, water and other supplies; risks associated with the disruption of the delivery of the Company’s wine to customers; disrupted or delayed service by the distributors and government agencies the Company relies on for the distribution of its wines outside of California; the Company’s ability to successfully execute its growth strategy; risks associated with our acquisition of Sonoma-Cutrer Vineyards, Inc.; decreases in the Company’s wine score ratings by wine rating organizations; quarterly and seasonal fluctuations in the Company’s operating results; the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; the Company’s ability to protect its trademarks and other intellectual property rights, including its brand and reputation; the Company’s ability to comply with laws and regulations affecting its business, including those relating to the manufacture, sale and distribution of wine; the risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions specific to both domestic and to international markets; claims, demands and lawsuits to which the Company is, and may in the future, be subject and the risk that its insurance or indemnities coverage may not be sufficient; the Company’s ability to operate, update or implement its IT systems; the Company’s ability to successfully pursue strategic acquisitions and integrate acquired businesses; the Company’s potential ability to obtain additional financing when and if needed; the Company’s substantial indebtedness and its ability to maintain compliance with restrictive covenants in the documents governing such indebtedness; the Company’s sponsor’s significant influence over the Company, and the Company’s status as a “controlled company” under the rules of the New York Stock Exchange; the potential liquidity and trading of the Company’s securities; the future trading prices of the Company’s common stock and the impact of securities analysts’ reports on these prices; and the risks identified in the Company’s other filings with the SEC. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
Contacts
Investor Contact
Ben Avenia-Tapper
ir@duckhorn.com
707-339-9232

Media Contact
Jessica Liddell, ICR
DuckhornPR@icrinc.com
203-682-8200

THE DUCKHORN PORTFOLIO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except shares and per share data)

	January 31, 2024	July 31, 2023
ASSETS
Current assets:
Cash	$13,139	$6,353
Accounts receivable trade, net	51,822	48,706
Inventories	392,634	322,227
Prepaid expenses and other current assets	12,254	10,244
Total current assets	469,849	387,530
Property and equipment, net	324,461	323,530
Operating lease right-of-use assets	17,937	20,376
Intangible assets, net	180,447	184,227
Goodwill	425,209	425,209
Other assets	6,047	6,810
Total assets	$1,423,950	$1,347,682
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,252	$4,829
Accrued expenses	25,060	38,246
Accrued compensation	9,382	16,460
Deferred revenue	5,211	66
Current maturities of long-term debt	9,721	9,721
Other current liabilities	4,965	5,138
Total current liabilities	68,591	74,460
Revolving line of credit	68,000	13,000
Long-term debt, net of current maturities and debt issuance costs	205,677	210,619
Operating lease liabilities	14,145	16,534
Deferred income taxes	90,216	90,216
Other liabilities	517	445
Total liabilities	447,146	405,274
Stockholders’ equity:
Common stock, $0.01 par value; 500,000,000 shares authorized; 115,409,107 and 115,316,308 issued and outstanding at January 31, 2024 and July 31, 2023, respectively	1,154	1,153
Additional paid-in capital	740,548	737,557
Retained earnings	234,516	203,122
Total The Duckhorn Portfolio, Inc. stockholders’ equity	976,218	941,832
Non-controlling interest	586	576
Total stockholders’ equity	976,804	942,408
Total liabilities and stockholders’ equity	$1,423,950	$1,347,682

THE DUCKHORN PORTFOLIO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except shares and per share data)

	Three months ended January 31,		Six months ended January 31,
	2024	2023	2024	2023
Net sales (net of excise taxes of $1,407, $1,469, $2,801 and $3,052, respectively)	$103,045	$103,488	$205,554	$211,659
Cost of sales	44,727	48,302	93,383	101,763
Gross profit	58,318	55,186	112,171	109,896

Selling, general and administrative expenses	29,247	29,579	59,730	55,318
Income from operations	29,071	25,607	52,441	54,578

Interest expense	4,500	2,684	8,504	4,846
Other expense, net	2,696	2,743	883	2,656
Total other expenses, net	7,196	5,427	9,387	7,502
Income before income taxes	21,875	20,180	43,054	47,076
Income tax expense	6,021	5,265	11,650	12,352
Net income	15,854	14,915	31,404	34,724
Net loss (income) attributable to non-controlling interest	3	2	(10)	8
Net income attributable to The Duckhorn Portfolio, Inc.	$15,857	$14,917	$31,394	$34,732

Earnings per share of common stock:
Basic	$0.14	$0.13	$0.27	$0.30
Diluted	$0.14	$0.13	$0.27	$0.30

Weighted average shares of common stock outstanding:
Basic	115,376,711	115,191,575	115,358,242	115,187,868
Diluted	115,415,348	115,327,660	115,593,594	115,424,809

THE DUCKHORN PORTFOLIO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six months ended January 31,
	2024	2023
Cash flows from operating activities
Net income	$31,404	$34,724
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	17,037	13,290
(Gain) loss on disposal of assets	(11)	93
Change in fair value of derivatives	1,258	2,061
Amortization of debt issuance costs	388	593
Equity-based compensation	3,214	2,985
Change in operating assets and liabilities:
Accounts receivable trade, net	(3,115)	(11,298)
Inventories	(68,687)	(39,881)
Prepaid expenses and other current assets	(2,080)	26
Other assets	(684)	(555)
Accounts payable	9,390	15,020
Accrued expenses	(10,200)	830
Accrued compensation	(7,078)	(3,669)
Deferred revenue	5,144	3,013
Other current and non-current liabilities	(1,841)	865
Net cash (used in) provided by operating activities	(25,861)	18,097
Cash flows from investing activities
Purchases of property and equipment, net of sales proceeds	(17,130)	(12,388)
Net cash used in investing activities	(17,130)	(12,388)
Cash flows from financing activities
Payments under line of credit	(13,000)	(119,000)
Borrowings under line of credit	68,000	9,000
Issuance of long-term debt	—	225,833
Payments of long-term debt	(5,000)	(115,166)
Taxes paid related to net share settlement of equity awards	(342)	—
Proceeds from employee stock purchase plan	119	181
Payments for debt issuance costs	—	(2,432)
Net cash provided by (used in) financing activities	49,777	(1,584)
Net increase in cash	6,786	4,125
Cash - Beginning of period	6,353	3,167
Cash - End of period	$13,139	$7,292
Supplemental cash flow information
Interest paid, net of amount capitalized	$8,304	$1,649
Income taxes paid	$23,484	$10,621
Non-cash investing activities
Property and equipment additions in accounts payable and accrued expenses	$407	$467

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted gross profit, adjusted net income, adjusted EBITDA and adjusted EPS, collectively referred to as “Non-GAAP Financial Measures,” are commonly used in the Company’s industry and should not be construed as an alternative to net income or earnings per share as indicators of operating performance (as determined in accordance with GAAP). These Non-GAAP Financial Measures may not be comparable to similarly titled measures reported by other companies. The Company has included these Non-GAAP Financial Measures because it believes the measures provide management and investors with additional information to evaluate business performance in comparison to budgets, forecasts and prior year financial results.
Non-GAAP Financial Measures are adjusted to exclude certain items that affect comparability. The adjustments are itemized in the tables below. You are encouraged to evaluate these adjustments and the reason the Company considers them appropriate for supplemental analysis. In evaluating adjustments, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments set forth below. The presentation of Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or recurring items.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that the Company calculates as net income before interest, taxes, depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, changes in the fair value of derivatives and certain other items which are not related to our core operating performance. Adjusted EBITDA is a key performance measure the Company uses in evaluating its operational results. The Company believes adjusted EBITDA is a helpful measure to provide investors an understanding of how management regularly monitors the Company’s core operating performance, as well as how management makes operational and strategic decisions in allocating resources. The Company believes adjusted EBITDA also provides management and investors consistency and comparability with the Company’s past financial performance and facilitates period to period comparisons of operations, as it eliminates the effects of certain variations unrelated to its overall performance.
Adjusted EBITDA has certain limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations include:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;
•adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt;
•adjusted EBITDA does not reflect income tax payments that may represent a reduction in cash available to the Company; and
•other companies, including companies in the Company’s industry, may calculate adjusted EBITDA differently, which reduce their usefulness as comparative measures.
Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including net income and the Company’s other GAAP results. In evaluating adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by the types of items excluded from the calculation of adjusted EBITDA.

Adjusted Gross Profit
Adjusted gross profit is a non-GAAP financial measure that the Company calculates as gross profit excluding the impact of purchase accounting adjustments (including depreciation and amortization related to purchase accounting), non-cash equity-based compensation expense, and certain inventory charges. We believe adjusted gross profit is a useful measure to us and our investors to assist in evaluating our operating performance because it provides consistency and direct comparability with our past financial performance between fiscal periods, as the metric eliminates the effects of non-cash or other expenses unrelated to our core operating performance that would result in fluctuations in a given metric for reasons unrelated to overall continuing operating performance. Adjusted gross profit should not be considered a substitute for gross profit or any other measure of financial performance reported in accordance with GAAP.
Adjusted Net Income
Adjusted net income is a non-GAAP financial measure that the Company calculates as net income excluding the impact of non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses (including certain inventory charges), changes in the fair value of derivatives and certain other items unrelated to core operating performance, as well as the estimated income tax impacts of all such adjustments included in this non-GAAP performance measure. We believe adjusted net income assists us and our investors in evaluating our performance period-over-period. In calculating adjusted net income, we also calculate the following non-GAAP financial measures which adjust each GAAP-based financial measure for the relevant portion of each adjustment to reach adjusted net income:
•Adjusted SG&A – calculated as selling, general, and administrative expenses excluding the impacts of purchase accounting, transaction expenses, equity-based compensation; and
•Adjusted income tax – calculated as the tax effect of all adjustments to reach adjusted net income based on the applicable blended statutory tax rate for the period.
Adjusted net income should not be considered a substitute for net income or any other measure of financial performance reported in accordance with GAAP.
Adjusted EPS
Adjusted EPS is a non-GAAP financial measure that the Company calculates as adjusted net income divided by diluted share count for the applicable period. We believe adjusted EPS is useful to us and our investors because it improves the comparability of results of operations from period to period. Adjusted EPS should not be considered a substitute for net income per share or any other measure of financial performance reported in accordance with GAAP.

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Three months ended January 31, 2024 and 2023
(Unaudited, in thousands, except per share data)

	Three months ended January 31, 2024
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$103,045	$58,318	$29,247	$15,857	$6,021	$15,857	$0.14
Percentage of net sales		56.6%	28.4%	15.4%
Interest expense				4,500
Income tax expense				6,021
Depreciation and amortization expense		107	(3,102)	9,708
EBITDA				$36,086
Purchase accounting adjustments		23		23	6	17	—
Transaction expenses			(1,759)	1,759	484	1,275	0.01
Change in fair value of derivatives				3,147	865	2,282	0.02
Equity-based compensation		189	(1,592)	1,781	479	1,302	0.01
Lease income, net	(927)	(927)	(866)	(61)	(17)	(44)	—
Non-GAAP results	$102,118	$57,710	$21,928	$42,735	$7,838	$20,689	$0.18
Percentage of net sales		56.0%	21.3%	41.5%

	Three months ended January 31, 2023
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$103,488	$55,186	$29,579	$14,917	$5,265	$14,917	$0.13
Percentage of net sales		53.3%	28.6%	14.4%
Interest expense				2,684
Income tax expense				5,265
Depreciation and amortization expense		116	(1,904)	7,533
EBITDA				$30,399
Purchase accounting adjustments		65		65	17	48	—
Transaction expenses			(3,596)	3,596	939	2,657	0.02
Change in fair value of derivatives				2,429	634	1,795	0.02
Equity-based compensation		96	(1,468)	1,564	400	1,164	0.01
Debt refinancing costs				760	198	562	—
Non-GAAP results	$103,488	$55,463	$22,611	$38,813	$7,453	$21,143	$0.18
Percentage of net sales		53.6%	21.8%	37.5%

Note: Sum of individual amounts may not recalculate due to rounding.